   As filed with the Securities and Exchange Commission on November 13, 2001

                                                          Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                               -----------------

                               AIRGATE PCS, INC.
            (Exact name of registrant as specified in its charter)

           Delaware                         4812                 58-2422929
(State or other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                               -----------------

                                 Harris Tower
                       233 Peachtree St. NE, Suite 1700
                            Atlanta, Georgia 30303
                                (404) 525-7272
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             Barbara L. Blackford
                 Vice President, General Counsel and Secretary
                                 Harris Tower
                      233 Peachtree Street NE, Suite 1700
                            Atlanta, Georgia 30303
                                (404) 525-7272
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               -----------------

                                With copies to:

                             Robert F. Wall, Esq.
                          R. Cabell Morris, Jr., Esq.
                               Winston & Strawn
                             35 West Wacker Drive
                            Chicago, Illinois 60601
                                (312) 558-5600

                               -----------------

   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined in the light of market conditions and other factors.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                             Proposed             Proposed
                                                                              maximum             maximum       Amount of the
                                                       Amount to be       offering price     aggregate offering registration
Title of each class of securities to be registered(1)  registered(2)   per security(3)(4)(5)   price(3)(4)(5)      fee(4)
------------------------------------------------------------------------------------------------------------------------------
          Primary Offering:
             Common Stock(6)
             Preferred Stock
             Debt Securities (7)
             Warrants
            Guarantees of Debt Securities               $500,000,000           100%             $500,000,000      $125,000
------------------------------------------------------------------------------------------------------------------------------
          Secondary Offering:
             Common Stock                             4,000,000 shares       $49.35(8)          $197,400,000       $49,350
------------------------------------------------------------------------------------------------------------------------------
          Total:                                                                                                  $ 174,350

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1)The securities registered hereunder may be sold separately or as units with other securities registered hereunder and may include hybrid securities including a combination of features of certain of the securities listed above.
(2)Also registered hereby are such additional and indeterminable amount of common stock as may be issuable upon conversion of or exchange for any other securities that provide for conversion or exchange into common stock.
(3)The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
(4)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.
(5)No separate consideration will be received for (i) the Guarantees or (ii) common stock that is issued upon conversion of, or in exchange for, debt securities or preferred stock issued with respect thereto.
(6)The aggregate amount of Common Stock registered hereunder for sale by AirGate PCS, Inc. is limited to that which is permissible under Rule 415(a)(4) under the Securities Act of 1933, as amended.
(7)If any such Debt Securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price of up to $500,000,000.00.
(8)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. Based upon the average high and low prices of the common stock on The Nasdaq National Market on November 12, 2001.

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                SUBJECT TO COMPLETION--DATED NOVEMBER 13, 2001

PROSPECTUS

                               [LOGO] Airgate PCS


                                 $500,000,000
                                 Common Stock
                                Preferred Stock
                       Warrants to Purchase Common Stock
                     Warrants to Purchase Preferred Stock
                     Warrants to Purchase Debt Securities
                                Debt Securities
                         Guarantees of Debt Securities

                       4,000,000 shares of Common Stock

                               -----------------

   We may use this prospectus from time to time to offer common stock, preferred stock, warrants to purchase common stock, warrants to purchase preferred stock, warrants to purchase debt securities, debt securities and guarantees of debt securities. The securities we offer will have an aggregate public offering price of up to $500,000,000.

   We will identify the particular securities we offer and their specific terms in a supplement to this prospectus. The prospectus supplement will also describe the manner in which the securities will be offered. You should read this prospectus and the prospectus supplement carefully before you invest. We will not use this prospectus to confirm sales of any security unless it is attached to a prospectus supplement.

   The selling stockholders may offer up to 4,000,000 shares of our common stock under this prospectus. Such selling stockholders received their shares of our common stock in connection with our acquisition of iPCS, Inc.

   For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution."

   Our common stock is listed on The Nasdaq National Market under the symbol "PCSA."

                               -----------------

    Investing in our securities involves certain risks. See "Risk Factors" on page 1.

                               -----------------

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

             , 2001.

The information in this prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                               EXPLANATORY NOTE

   The registration statement of which this prospectus is a part covers the primary issuance of securities by us and the secondary resale of certain shares of our common stock by former stockholders of iPCS, Inc. On August 28, 2001, we entered into a merger agreement with iPCS, Inc. pursuant to which we agreed to acquire iPCS, Inc. We anticipate that such transaction will close in late November, 2001. In order to satisfy our contractual obligation set forth in the merger agreement, we are including in the registration statement of which this prospectus is a part up to 4,000,000 of the shares of our common stock that the selling stockholders will receive upon the closing of the merger.

   The offering of shares of our common stock by the selling stockholders will occur only if we complete the merger. The information contained in this prospectus assumes that we have completed the merger.

                               TABLE OF CONTENTS

                                   Page                                     Page
                                   ----                                     ----
About this Prospectus.............  1   Description of Warrants............  11
Risk Factors......................  1   Selling Stockholders...............  13
Our Business......................  1   Plan of Distribution...............  13
Ratio of Earnings to Fixed Charges  2   Legal Matters......................  15
Use of Proceeds...................  2   Experts............................  15
Description of Debt Securities....  2   Where You Can Find More Information  15
Description of Our Capital Stock..  8   Incorporation by Reference.........  16

                                 -------------
   You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in or incorporated by reference in this prospectus. We and the selling stockholders are offering securities and seeking offers to buy our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement we filed with the SEC using a "shelf" registration process. Under this shelf process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings up to an initial aggregate offering price of $500,000,000. The selling stockholders may also sell shares of our common stock under this prospectus, up to a total of 4,000,000 shares. We will not receive any proceeds from any sale of our common stock by the selling stockholders.

   This prospectus provides you with a general description of the securities we and the selling stockholders may offer. Each time we or the selling stockholders sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading "Where You Can Find More Information."

   We, or the selling stockholders, may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any offer.

   Unless the context indicates otherwise, references in this prospectus to "we", "our" or "us" refer to the combined operations of AirGate PCS, Inc. and iPCS, Inc. and references to "AirGate" refer to the operations of AirGate PCS, Inc., exclusive of the operations of its wholly owned subsidiary iPCS, Inc.

                                 RISK FACTORS

   Our risk factors are incorporated herein by reference from our Annual Report on Form 10-K and other documents we have filed with the Securities and Exchange Commission.

                                 OUR BUSINESS

   We are the largest Sprint PCS network partner in terms of covered population. We provide digital wireless personal communications services, or PCS, to a service territory with network coverage of approximately 10.9 million residents as of June 30, 2001. Through our management agreements with Sprint PCS, we have the exclusive right to provide Sprint PCS products and services under the Sprint and Sprint PCS brand names in our territories. Sprint PCS, directly and indirectly through network partners such as us, operates the largest all-digital, all-PCS nationwide wireless network in the United States based on covered population, covering more than 223 million residents in more than 4,000 cities and communities across the United States, Puerto Rico and the U.S. Virgin Islands.

   Our Sprint PCS territories cover 58 basic trading areas, referred to as markets, in parts of South Carolina, North Carolina, Georgia, Illinois, Michigan, Iowa and Nebraska. Our major markets include:

  .  Grand Rapids, Michigan;

  .  Greenville-Spartanburg, South Carolina;

  .  Savannah, Georgia;

  .  Charleston, South Carolina;

  .  Columbia, South Carolina; and

  .  Saginaw-Bay City, Michigan.

                      RATIO OF EARNINGS TO FIXED CHARGES

   The dollar amount of the deficiency of earnings to fixed charges of AirGate was calculated by adding fixed charges and the amortization of capitalized interest to net loss, and then deducting interest capitalized. Fixed charges were calculated by adding interest expense, interest capitalized, and 10% of rental expense under operating leases, assumed to be representative of the interest factor of rent.

   The dollar amount of the deficiency of earnings to fixed charges is summarized as follows:


 Year Ended   Nine Months Ended   Year Ended   Nine Months Ended
September 30,   September 30,    December 31,      June 30,
------------- ----------------- -------------- -----------------
    2000            1999        1998 1997 1996   2001     2000
------------- ----------------- ---- ---- ----  -----    -----
    $87.1           $16.7       $5.2 $2.9 $1.9 $87.4    $56.9

                                USE OF PROCEEDS

   Unless we state otherwise in any applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities by us for general corporate purposes, including the purchase or repayment of indebtedness outstanding at a particular time, acquisitions, capital expenditures, working capital and investments. Pending such uses, we intend to invest such funds in short-term, investment-grade, interest-bearing instruments.

   We will not receive any proceeds from the sale of our common stock by the selling stockholders.

                        DESCRIPTION OF DEBT SECURITIES

   The debt securities will be direct obligations of ours. They may be secured or unsecured, and may be senior or subordinated indebtedness. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured, senior or subordinated basis, jointly and severally by substantially all of our wholly owned domestic subsidiaries. As a result of certain restrictions set forth in the indenture relating to iPCS' senior discount notes, none of iPCS nor its subsidiaries may guarantee our debt securities so long as iPCS' senior discount notes are outstanding. We will issue the debt securities, if at all, under one or more indentures between us and a trustee. Any indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements made in this prospectus relating to any indentures and the debt securities to be issued under the indentures are summaries of certain anticipated provisions of the indentures and are not complete.

   We have filed copies of the forms of indentures as exhibits to the registration statement of which this prospectus is part and will file any final indentures and supplemental indentures if we issue debt securities. You should refer to those indentures for the complete terms of the debt securities.

General

   We may issue debt securities that rank "senior" or "subordinated." The debt securities that we refer to as "senior securities" will be our direct obligations and will rank equally and ratably in right of payment with our other indebtedness that is not subordinated. We may also issue debt securities that may be subordinated in right of payment to the senior securities. We refer to these securities as "subordinated securities." We have filed with the registration statement of which this prospectus is a part two separate forms of indenture, one for the senior securities and one for the subordinated securities.

   We may issue the debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series.

   We anticipate that any indenture will provide that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to that series.

   The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

  . the title and series designation and whether they are senior securities or subordinated securities;

  .  the aggregate principal amount of the securities;

  . the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

  . if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

  .  the stated maturity date;

  .  any fixed or variable interest rate or rates per annum;

  . the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

  .  the date from which interest may accrue and any interest payment dates;

  . any provisions for redemption, including the redemption price and any remarketing arrangements;

  . the events of default and covenants of such securities, to the extent different from or in addition to those described in this prospectus;

  . whether we will issue the debt securities in certificated or book-entry form;

  . whether we will issue the debt securities in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000;

  . whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which holders may exchange interests in the global security, in whole or in part, for the individual debt securities that the global security represents;

  . the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

  . whether we will pay additional amounts on the securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

  .  the subordination provisions, if any, relating to the debt securities;

  .  the provisions relating to any security provided for the debt securities;
     and

  .  the provisions relating to any guarantee of the debt securities.

   We may issue debt securities at less than the principal amount payable upon maturity. We refer to these securities as "original issue discount securities." If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities.

   Except as we may set forth in any prospectus supplement, an indenture will not contain any other provisions that would limit our ability to incur additional indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the debt securities we may offer.

Denominations, Interest, Registration and Transfer

   Unless we otherwise describe in the applicable prospectus supplement, we will issue the debt securities of any series that are registered securities in denominations of $1,000 or any even multiple thereof, other than global securities, which may be of any denomination.

   Unless we otherwise describe in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee. At our option, however, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

   If we do not punctually pay or duly provide for interest on any interest payment date, the defaulted interest will be paid either:

  . to the person in whose name the debt security is registered at the close of business on a special record date the applicable trustee will fix; or

  .  in any other lawful manner, all as the applicable indenture describes.

   You may have your debt securities divided into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. We call this an "exchange."

   You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. We call the entity performing the role of maintaining the list of registered holders the "registrar." It will also perform transfers.

   You need not pay a service charge to transfer or exchange debt securities, but certain governmental agencies or offices may require you to pay for any tax or other governmental charge associated with the exchange or transfer. The security registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Merger, Consolidation or Sale of Assets

   Under any indenture, we are generally permitted to consolidate or merge with another company. We are also permitted to sell substantially all of our assets to another company, or to buy substantially all of the assets of another company. However, we may not take any of these actions unless all the following conditions are met:

  . if we merge out of existence or sell our assets, the corresponding company must be a corporation, partnership or other entity organized under the laws of a State or the District of Columbia or under federal law and must agree to be legally responsible for the debt securities; and

  . immediately after the merger, sale of assets or other transaction we are not in default on the debt securities. A default for this purpose includes any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

   We will describe in the applicable prospectus supplement additional restrictions, if any, on our ability to consolidate or merge with another company or to sell substantially all of our assets to another company or to buy substantially all of the assets of another company.

Events of Default and Related Matters

   Unless we otherwise describe in an applicable prospectus supplement, an "event of default" with respect to each series of debt securities means any of the following:

  .  we fail to pay interest on any debt security of that series for 30 days;

  . we fail to pay the principal or any premium on any debt security of that series when due;

  .  we fail to deposit any sinking fund payment when due;

  . we fail to comply with the provisions of the related indenture or any supplemental indenture relating to consolidations, mergers and sales of assets;

  . we fail to perform any other covenant with respect to that series in the related indenture or any supplemental indenture that continues for a certain number of days after being given written notice;

  . certain events in bankruptcy, insolvency or reorganization of us or a guarantor; or

  . any other event of default included in the related indenture or any supplemental indenture.

   An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities.

   The consequences of an event of default, and the remedies available under the indentures or any supplemental indentures, will vary depending upon the type of event of default that has occurred.

   If an event of default relating to certain events in bankruptcy, insolvency or reorganization of us or a significant subsidiary occurs and continues, the entire principal of all the debt securities of all series will be due and payable immediately.

   If any other event of default for any series of debt securities occurs and continues, the trustee or the holders of a specified percentage of the aggregate principal amount of the debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the declaration. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest or in the making of any sinking fund payment) if it considers such withholding of notice to be in the interests of the holders.

   Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under the indentures or any supplemental indentures at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a specified percentage of the aggregate principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

   No holder of any debt security can institute any action or proceeding with respect to an indenture or any supplemental indenture unless the holder gives written notice of an event of default to the trustee, the holders of a specified percentage of the aggregate principal amount of the outstanding debt securities of the applicable series shall have requested the trustee to institute the action or proceeding and shall have appropriately indemnified the trustee, and the trustee has failed to institute the action or proceeding within a specified time period.

Modification of an Indenture

   We can make three types of changes to the indentures and the debt securities:

   Changes Requiring Your Approval. We cannot make the following changes to your debt securities without your specific approval:

  .  change the stated maturity of the principal or interest on a debt security;

  .  reduce any amounts due on a debt security;

  . reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

  .  change the currency of payment on a debt security;

  . waive a default in the payment of principal of, premium, if any, or interest on the debt security;

  . modify the subordination provisions, if any, in a manner that is adverse to you; or

  . reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture or to waive compliance with certain provisions of an indenture or to waive certain defaults.

   Changes Requiring a Majority Vote. Certain changes to an indenture and the debt securities require a vote in favor by holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the debt securities. We require the same vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed in the first category described above under "--Changes Requiring Your Approval" unless we obtain your individual consent to the waiver.

   Changes Not Requiring Approval. Without a vote by holders of debt securities, we may make clarifications and certain other changes that:

  . cure any ambiguity, defect or inconsistency in the indenture; provided that such amendments do not adversely affect the interests of the holders of the debt securities of the particular series in any material respect; or

  . make any change with respect to a series of debt securities that, in the good faith opinion of our board of directors, does not materially and adversely affect the rights of the holder of such series of debt securities.

Discharging our Obligations

   Except as we may otherwise set forth in any applicable prospectus supplement, we may choose to either discharge our obligations on the debt securities of any series in a "legal defeasance" or release ourselves from our covenant restrictions on the debt securities of any series in a "covenant defeasance." We may do so at any time prior to the stated maturity or redemption of the debt securities of the series if, among other conditions:

  . we deposit with the trustee sufficient cash or U.S. government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or redemption date of the debt securities of the series; and

  . we provide an opinion of our counsel that holders of the debt securities will not be affected for U.S. federal income tax purposes by the defeasance.

   If we provide the deposit and opinion described above, holders of the debt securities of that series will not be entitled to the benefits of the related indenture except for registration of transfer and exchange of debt securities, replacement of lost, stolen or mutilated debt securities, any required conversion or exchange of debt securities, any required sinking fund payments and receipt of principal and interest on the original stated due dates or specified redemption dates.

Subordination

   We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which any series of subordinated securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

  .  the indebtedness ranking senior to the debt securities being offered;

  . the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

  . the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default; and

  . provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Conversion

   We may issue debt securities from time to time that are convertible into our common stock or our other securities or any securities of third parties. If you hold convertible debt securities, you will be permitted at certain times specified in the applicable prospectus supplement to convert your debt securities into our common stock, other securities or securities of third parties for a specified price. We will describe the conversion price (or the method for determining the conversion price) and the other terms applicable to conversion in the applicable prospectus supplement.

Guarantees

   One or more of our subsidiaries, as guarantors, may, jointly and severally, fully and unconditionally guarantee our obligations under the debt securities on an equal and ratable basis, subject to the limitation described in the next paragraph. In addition, any supplemental indenture may require us to cause certain or all domestic entities that become one of our subsidiaries after the date of any supplemental indenture to enter into a supplemental indenture pursuant to which such subsidiary agrees to guarantee our obligations under the debt securities. If we default in payment of the principal, interest or any premium on such debt securities, the guarantors, jointly and severally, will be unconditionally obligated to duly and punctually make such payments. Notwithstanding the foregoing, as a result of certain restrictions set forth in the indenture relating to iPCS' senior discount notes, none of iPCS nor any of its subsidiaries may guarantee our debt securities so long as iPCS' senior discount notes are oustanding.

   Each guarantor's obligations will be limited to the maximum amount that (after giving effect to all other contingent and fixed liabilities of such guarantor any collections from, or payments made by or on behalf of, any other guarantors) will result in the obligations of such guarantor under the guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each guarantor that makes a payment or distribution under its guarantee shall be entitled to contribution from each other guarantor in a pro rata amount based on the net assets of each guarantor.

   Guarantees of senior debt securities (including the payment of principal, interest and any premium on such debt securities) will rank pari passu in right of payment with all other unsecured and unsubordinated indebtedness of the guarantor and will rank senior in right of payment to all subordinated indebtedness of such guarantor. Guarantees of subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior indebtedness of the guarantor.

   The prospectus supplement for a particular issue of debt securities will describe the subsidiary guarantors and any additional material terms of the guarantees.

Global Securities

   If so described in the applicable prospectus supplement, we may issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with a depositary identified in the prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to any series of debt securities will be described in the prospectus supplement.

                       DESCRIPTION OF OUR CAPITAL STOCK

General

   The following summarizes all of the material terms and provisions of our capital stock. We have 155,000,000 shares of authorized capital stock, including 150,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of September 30, 2001, we had issued and outstanding 25,727,140 shares of our common stock, including the 12,362,160 shares of our common stock assumed to be issued to the iPCS stockholders in connection with the merger. We have no shares of our preferred stock issued and outstanding.

Common Stock

   The holders of shares of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have any cumulative rights. Subject to the rights of the holders of any series of preferred stock, holders of shares of our common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available to pay dividends. Holders of shares of our common stock have no preemptive, conversion, redemption, subscription or similar rights. If we liquidate, dissolve or wind up, the holders of shares of our common stock are entitled to share ratably in the assets which are legally available for distribution, if any, remaining after the payment or provision for the payment of all debts and other liabilities and the payment and setting aside for payment of any preferential amount due to the holders of shares of any series of preferred stock.

Preferred Stock

   Under our certificate of incorporation, our board of directors is authorized, subject to certain limitations prescribed by law, without further stockholder approval, from time to time to issue up to an aggregate of 5,000,000 shares of preferred stock, par value $0.01 per share. The preferred stock may be issued in one or more series.

   We will describe in the applicable prospectus supplement the specific financial and other terms of each series of preferred stock. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock, including our certificate of incorporation and the certificate of designations relating to the applicable series of preferred stock. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

   Each series may have different rights, preferences and designations and qualifications, limitations and restrictions that our board of directors may establish without approval from our stockholders. These rights, designations and preferences include:

  .  the maximum number of shares we will issue in the series;

  .  the name of the series;

  .  dividend rights;

  . dividend rate or basis for determining such rate if any, on the shares of the series;

  .  whether dividends will be cumulative and, if so, from which date or dates;

  . whether we may redeem the shares of the series and if so, the dates, prices and other terms and conditions of redemption;

  . whether we will be obligated to purchase or otherwise redeem shares of the series pursuant to a sinking fund or otherwise, and the prices, periods and other terms and conditions upon which the shares of the series will be redeemed or purchased;

  . the rights, if any, of holders of the shares of the series to convert such shares into, or exchange such shares for, shares of any other class of stock;

  . the voting rights of the shares of the series, in addition to the voting rights provided by law, if any, and the terms of those voting rights; and

  . the rights of the shares of the series in the event of a liquidation, dissolution or winding up.

   Our board of directors could authorize us to issue preferred stock with voting, conversion and other rights that could adversely affect the voting power and other rights of holders of shares of our common stock or other series of preferred stock. In addition, if our board of directors decides to issue any preferred stock, it could have the effect of delaying or preventing another party from taking control of us. This is because we could design the terms of the preferred stock to make it prohibitively expensive for any unwanted third party to make a bid for shares of our common stock.

Delaware Law and Certain Charter and By-Law Provisions

   We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a certain period of time. That period is three years after the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained that status with the approval of the board of directors or unless the business combination is approved in a prescribed manner. A "business combination" includes certain merger, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with his or her affiliates and associates, owns, or owned within three years prior, 15% or more of the corporation's voting stock.

   Our certificate of incorporation provides that holders of at least 80% of the voting power of the then-outstanding shares of our capital stock entitled to vote in the election of directors, voting together as a single class must approve certain business transactions with interested stockholders.Such business transactions include:

  .  mergers or consolidations with an interested stockholder;

  . sales, leases, exchanges, mortgages, pledges, transfers or other dispositions of any of our assets to an interested stockholder;

  . certain sizable issuances or transfers of any of our securities to an interested stockholder;

  . the adoption of any plan or proposal for our liquidation proposed by or on behalf of an interested stockholder; or

  . any reclassification of securities or recapitalization which increases the proportionate share of any class of securities of an interested stockholder.

However, the affirmative vote of a majority of the shares of outstanding stock entitled to vote, or such vote as is required by law or our certificate of incorporation, will suffice with respect to a business combination with an interested stockholder if the consideration received meets certain fair price standards.

   Our certificate of incorporation and by-laws provide for the division of our board of directors into three classes, as nearly equal in size as possible, with each class beginning its three year term in a different year. Our stockholders may remove a director only for cause with the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of capital stock entitled to vote generally for the election of directors voting together as a single class.

   Our by-laws also require a stockholder who intends to nominate a candidate for election to the board of directors, or to raise new business at a stockholder meeting to give at least 90 days advance notice to our Secretary. The notice provision requires a stockholder who desires to raise new business to provide us certain information concerning the nature of the new business, the stockholder and the stockholder's interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide us with certain information concerning the nominee and the proposing stockholder.

   Our certificate of incorporation empowers our board of directors, when considering a tender offer or merger or acquisition proposal, to take into account factors in addition to potential economic benefits to stockholders. These factors may include:

  . comparison of the proposed consideration to be received by stockholders in relation to the then current market price of our capital stock, our estimated current value in a freely negotiated transaction and our estimated future value as an independent entity; and

  . the impact of a transaction on our employees, suppliers and clients and its effect on the communities in which we operate.

   Our certificate of incorporation also contains a provision which acknowledges that certain of our Sprint PCS agreements establish a process for the sale of our operating assets in the event of a default by us and an acceleration of the obligations under AirGate's senior secured credit facility. This provision of the certificate of incorporation is intended to permit the sale of such assets without further stockholder approval.

   The provisions described above could make it more difficult for a third party to acquire control of us and, furthermore, could discourage a third party from making any attempt to acquire control of us.

   Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders may be taken only at a duly called annual or special meeting of the stockholders, and that special meetings may be called only by resolution adopted by a majority of the board of directors, or as otherwise provided in the bylaws. These provisions could have the effect of delaying until the next annual stockholders meeting stockholder actions that are favored by the holders of a majority of the outstanding voting securities. These provisions may also discourage another person or entity from making an offer to stockholders for our common stock. This is because the person or entity making the offer, even if it acquired a majority of our outstanding voting securities, would be unable to call a special meeting of the stockholders and would further be unable to act pursuant to a unanimous written consent of the stockholders. As a result, any meeting as to matters they endorse, including the election of new directors or the approval of a merger, would have to wait for the next duly called stockholders meeting.

   Delaware law provides that the amendment of a corporation's certificate of incorporation or by-laws requires the affirmative vote of a majority of the shares entitled to vote on any matter, unless the corporation's certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Our certificate of incorporation requires the affirmative vote of the holders of at least 80% of our outstanding voting stock to amend or repeal any of the provisions of the certificate of incorporation described above. The 80% vote is also required to amend or repeal any of our by-law provisions described above. Our board of directors may also amend or repeal our by-laws. This 80% stockholder vote would be in addition to the separate vote to which each class of our preferred stock that may be outstanding at the time we submit any amendment to our stockholders may be entitled in accordance with the terms of such preferred stock.

Transfer Agent and Registrar

   The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Listing

   Our common stock has been approved for quotation and is traded on The Nasdaq National Market under the symbol "PCSA."

                            DESCRIPTION OF WARRANTS

Currently Outstanding Warrants

   We currently have outstanding warrants to purchase 714,236 shares of our common stock as set forth below.

   In connection with AirGate's units offering, which was completed on September 30, 1999, we issued warrants to purchase 644,400 shares of our common stock. Of these, warrants to purchase 589,225 shares of our common stock have been exercised and warrants to purchase 55,175 shares of our common stock remain outstanding as of September 30, 2001. Such warrants may be exercised at an exercise price of $0.01 per share of our common stock and expire on October 1, 2009.

   In connection with the merger, AirGate also assumed all of iPCS' obligations under iPCS' then-outstanding warrants to purchase iPCS common stock.

  Sprint Warrants

   As additional consideration to Sprint Spectrum L.P. for its agreement to expand iPCS' initial territory by an additional 20 markets, iPCS issued to Sprint Spectrum L.P. a warrant which is currently exercisable for 183,619 shares of our common stock. The warrant is exercisable by Sprint Spectrum L.P. at any time prior to July 15, 2007 at an exercise price of $31.05 per share. Sprint Spectrum L.P. may transfer its rights with respect to the warrant only to a company that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Sprint Spectrum L.P., and any warrant so transferred will be subject to the exercise time period. We have granted Sprint Spectrum L.P. demand registration rights for the shares of our common stock subject to the warrant until the common stock may be sold without registration.

  Unit Warrants

   As part of iPCS' units offering, iPCS issued and sold warrants which are currently exercisable for 475,442 shares of our common stock, pursuant to a warrant agreement between iPCS and Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.), as the warrant agent. The unit warrants are exercisable at any time prior to July 15, 2010 at an exercise price of $34.50 per share. The unit warrants trade separately from the notes in the Private Offerings and Resales trading through Automated Linkages (PORTAL) market.

   Under the terms of a registration rights agreement entered into by iPCS in connection with the issuance of the unit warrants, we are required to keep effective a shelf registration statement covering the resale of the unit warrants and the resale of the shares of our common stock issuable upon the exercise of the unit warrants until the date on which all of the unit warrants or shares of our common stock issuable thereunder have been sold pursuant to the shelf registration statement or the unit warrants have expired. If we fail to maintain the effectiveness of the shelf registration statement, a registration default will occur and we will be required to pay liquidated damages to each holder of a unit warrant. The liquidated damages will be in an amount equal to $0.03 per week per unit warrant held by each holder for each week or portion thereof that the registration default continues for the first 90-day period immediately following the occurrence of such registration default. This amount will increase by an additional $0.02 per week per warrant with respect to each subsequent 90-day period, up to a maximum of $0.07 per week per unit warrant. The provision for liquidated damages will continue until the registration default has been cured. We are not required to pay liquidated damages for more than one registration default at any given time. No liquidated damages are currently payable.

   We have agreed to cause a shelf registration statement on Form S-3 to become effective to cover the resale of the unit warrants, as discussed above, and the issuance and resale of the shares of our common stock issuable upon the exercise of all of the assumed warrants. We will maintain the effectiveness of the registration statement until the earlier of the expiration of the assumed unit warrants or the date on which all of the assumed warrants have been exercised and all shares of our common stock issuable upon exercise of the assumed unit warrants have been sold.

Warrants to be Issued

   We currently have no outstanding warrants to purchase preferred stock or warrants to purchase debt securities. We may issue warrants for the purchase of common stock, preferred stock or debt securities. We may issue warrants independently or together with any other securities offered by any prospectus supplement and we may attach or separate the warrants from those securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement, the form of which will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any provisions of the warrants offered by this prospectus. We will set forth further terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement relating to our issuance of any warrants.

   The applicable prospectus supplement will describe the terms of the warrants offered by this prospectus including, where applicable, the following:

  .  the title of the warrants;

  .  the aggregate number of the warrants;

  .  the price or prices at which we will issue warrants;

  . the designation, terms and number of shares of common stock, shares of preferred stock or debt securities purchasable upon exercise of the warrants;

  . the designation and terms of the securities, if any, with which the warrants are issued and the number of the warrants issued with each such offered security;

  . the date, if any, on and after which the warrants and the related common stock, preferred stock or debt securities will be separately transferable;

  .  the antidilution provisions of the warrants;

  . whether we will have a right to call the warrants, and, if so, the terms of any such call right;

  . the price at which each share of common stock or preferred stock or debt security purchasable upon exercise of the warrants may be purchased;

  . the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

  . the minimum or maximum amount of the warrants which a holder may exercise at any one time;

  .  information with respect to book-entry procedures, if any;

  .  a discussion of certain material federal income tax considerations; and

  . any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

                             SELLING STOCKHOLDERS

   In addition to covering the offering of our common stock by us, this prospectus covers the offering for resale of our common stock by the selling stockholders. The selling stockholders, each a former stockholder of iPCS, received their shares of our common stock in connection with our acquisition of iPCS.


   The prospectus supplement for any offering of our common stock by the selling stockholders will include the following information:

  .  the names of the selling stockholders;

  . the nature of any position, office or other material relationship which any of the selling stockholders will have had during the prior three years with us or any of our predecessors or affiliates;

  . the number of shares of our common stock held by each of the selling stockholders;

  . the percentage of our common stock held by each of the selling stockholders; and

  . the number of shares of our common stock offered by each of the selling stockholders.

                             PLAN OF DISTRIBUTION

Distributions by Us

   We may sell the securities in one or more of the following ways from time to time:

  .  directly to purchasers;

  .  through agents;

  .  through underwriters;

  .  to or through underwriters or dealers; and

  .  through a combination of any of these methods of sale.

   We may directly solicit offers to purchase securities or agents designated by us from time to time may solicit such offers. We will set forth in the applicable prospectus supplement any such agent, who shall be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), involved in the offer or the sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent. Unless we otherwise indicate in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Agreements which we may enter into with agents may entitle them to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

   If we use any underwriters in the sale by us of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with such underwriters at the time of sale to them. We will set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public, the names of the underwriters and the terms of the transaction. The relevant underwriting agreement may entitle the underwriters to indemnification by us against certain liabilities, including liabilities under the Securities Act. The underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

   If we utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of the resale. We may indemnify dealers against certain liabilities, including liabilities under the Securities Act. Dealers may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

   Certain of the underwriters and their affiliates may engage in transactions with and perform services for us in the ordinary course of business for which they receive compensation.

   The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

Distributions by the Selling Stockholders

   For purposes of this document, selling stockholders include partners, donees, pledgees, transferees or other successors-in-interest from time to time selling shares received from a named selling stockholder as a gift, pledge, partnership distribution or other non-sale transfer. We will not receive any proceeds from the sale of shares of our common stock held by the selling stockholders pursuant to this document. The selling stockholders may offer and sell their shares of our common stock from time to time in one or more of the following transactions:

  . on The Nasdaq National Market or any exchange or market on which shares of our common stock are listed or quoted;

  .  in the over-the-counter market;

  .  in privately negotiated transactions;

  . for settlement of short sales, or through long sales, options or hedging transactions involving cross or block trades;

  .  by pledge to secure debts and other obligations;

  . block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as a principal to facilitate the transaction;

  . purchases by one or more underwriters on a firm commitment or best efforts basis;

  . purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

  . a special offering, an exchange distribution or a secondary distribution in accordance with the applicable rules of The Nasdaq National Market or of any stock exchange on which shares of our common stock may be listed; or

  .  through a combination of any of these transactions.

   The selling stockholders may sell their shares of our common stock at any of the following prices:

  .  fixed prices which may be changed;

  .  market prices prevailing at the time of sale;

  .  prices related to prevailing market prices; or

  .  privately negotiated prices.

   The selling stockholders may use broker-dealers to sell their shares of our common stock. In connection with such sales the broker-dealers may either receive discounts, concessions or commissions from the selling stockholders, or they may receive commissions from purchasers of shares of our common stock for whom they acted as agents. In order to comply with the securities laws of certain states, the selling stockholders may only sell their shares of our common stock through registered or licensed broker-dealers.

   The selling stockholders and any agents or broker-dealers that the selling stockholders use to sell their shares of our common stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any discount, concession or commission received by them and any profit on the resale of shares as principal may be deemed to be underwriting discounts or commissions under the Securities Act. Because the selling stockholders may be deemed to be underwriters, the selling stockholders may be subject to the prospectus delivery requirements of the Securities Act.

   The selling stockholders and any other person participating in the distribution of their shares of our common stock described in this prospectus and/or any applicable prospectus supplement will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, including, without limitation, the anti-manipulation provisions of Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of such shares by the selling stockholders or any other person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares offered by the selling stockholders pursuant to this prospectus and/or any applicable prospectus supplement to engage in market-making activities with respect to the particular shares being distributed. All of the foregoing may affect the marketability of the shares offered by the selling stockholders pursuant to this prospectus and/or any applicable prospectus supplement and the ability of any person or entity to engage in market-making activities with respect to such shares.

   We may, if so indicated in the applicable prospectus supplement, agree to indemnify any underwriters and the selling stockholders against certain civil liabilities, including liabilities under the Securities Act.

   The registration contemplated hereby is being effected under the requirements of the merger agreement. We will pay substantially all of the expenses incident to the registration of the shares of our common stock offered by the selling stockholders pursuant to this prospectus and/or any applicable prospectus supplement, including all costs incident to the offering and sale of the shares by the selling stockholders to the public, including in an underwritten public offering, other than any brokerage fees, selling commissions or underwriting discounts.

                                 LEGAL MATTERS

   The validity of the securities offered hereby will be passed upon for us and the selling stockholders by Winston & Strawn, Chicago, Illinois. Legal matters will be passed upon for the underwriters, dealers or agents by counsel which we will name in the applicable prospectus supplement.

                                    EXPERTS

   The consolidated financial statements and schedule of AirGate PCS, Inc. and subsidiaries as of September 30, 2000 and 1999, and for the year ended September 30, 2000, the nine month period ended September 30, 1999, and the year ended December 31, 1998, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

   The consolidated financial statements of iPCS, Inc. and Subsidiaries and Predecessor as of December 31, 2000 and 1999, and for the year ended December 31, 2000 and for the period from January 22, 1999 (date of inception) through December 31, 1999, which is incorporated by reference from Registration Statement No.
333-69866 of AirGate PCS, Inc. have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room located at 450 5th Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at: http://www.sec.gov. Reports, proxy statements and other information pertaining to us may also be inspected at the offices of The Nasdaq National Market, which is located at 1735 K. Street, N.W., Washington, D.C. 20006.

   We filed a registration statement on Form S-3 to register with the SEC the securities offered by this prospectus. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all of the information you can find in our registration statement or the exhibits to the registration statement.

   You should rely only on the information or representations provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. Neither we nor the selling stockholders may make an offer of our securities in any state where the offer is not permitted. The delivery of this prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date of this prospectus. It also does not mean that the information in this prospectus is correct after this date.

   Our address on the world wide web is http://www.airgatepcsa.com. The information on our web site is not a part of this document.

                          INCORPORATION BY REFERENCE

   The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this document, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

                Filings                 Period or Date Filed
                -------                 --------------------
Annual Report on Form 10-K............. Year ended September 30, 2000

Quarterly Reports on Form 10-Q......... Quarters ended December 31, 2000, March
                                        31, 2001 and June 30, 2001

Current Reports on Form 8-K............ August 29 and August 31, 2001

The description of our common stock set
  forth on Form 8-A (File No. 0-27455). September 24, 1999

Pro-Forma Condensed Consolidated
  Financial Statements (Unaudited)
  contained on pages 65 through 73 of
  our Proxy Statement/Prospectus on     September 21, 2001, as amended on
  Form S-4............................. October 16, 2001

iPCS, Inc. and Subsidiaries and
  Predecessor - Consolidated Financial
  Statements contained on pages F-35
  through F-76 of our Proxy Statement/  September 21, 2001, as amended on October
  Prospectus on Form S-4............... 16, 2001

   We incorporate by reference additional documents that we may file with the SEC between the date of this document and the date of the completion of the offering of the securities described in this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

   You can obtain any of the documents incorporated by reference in this document from us, or from the SEC through the SEC's Internet world wide web site at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from us at the following address:

                               AirGate PCS, Inc.
                                 Harris Tower
                      233 Peachtree Street NE, Suite 1700
                            Atlanta, Georgia 30303
                           Attention: Sharon Kushner
                                (404) 525-7272
                       E-mail: skushner@AirGatepcsa.com

   Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

   All capitalized terms used and not defined in Part II of this Registration Statement shall have the meaning assigned to them in the Prospectus which forms a part of this Registration Statement.

Item 14. Other Expenses of Issuance and Distribution.

   The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of the common stock being registered. All amounts are estimates except the Securities and Exchange Commission registration fee.

                     SEC registration fee........ $ 174,350
                     Printing expenses........... $  25,000
                     Legal fees and expenses..... $  50,000
                     Accounting fees and expenses $  50,000
                     Miscellaneous............... $  10,000
                                                  ---------
                            Total................ $ 309,350
                                                  =========

Item 15. Indemnification of Directors and Officers.

   In accordance with the General Corporation Law of the State of Delaware (being chapter 1 of Title 8 of the Delaware code), the registrant's Certificate of Incorporation provides as follows:

   The registrant shall indemnify any person who was or is a party or is threatened to be made a party to, or is otherwise involved in, any action, suit or proceeding by reason of the fact that such person is or was a director or an officer of the registrant, whether the basis for such action or proceeding is an alleged action in an official capacity as an officer or director or in any other capacity while such person was serving as a director or officer of the registrant. The registrant shall indemnify such person to the fullest extent allowed by the Delaware law against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise tax, or penalties and amounts paid in settlement) reasonably incurred or suffered by the indemnitee in connection with such action or suit. The registrant's Certificate of Incorporation also empowers the indemnitee to recover unpaid amounts of a claim for indemnification by brining suit against the registrant to recover any unpaid amount of a claim.

   The right of indemnification includes the right of the indemnitee to be paid by the registrant for the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, that if the Delaware law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer will be made only upon delivery to the registrant of an undertaking, by or on behalf of such indemnitee, to repay all amounts advanced if it shall ultimately be determined by final judicial decision, from which there is no further right to appeal, that such indemnitee is not entitled to be indemnified for such expenses.

   The right to indemnification and to the advancement of expenses provided for by the Certificate of Incorporation is not exclusive of any other right to which the indemnitee may have or hereinafter acquire. Moreover, the registrant may purchase and maintain insurance, at its expense, to protect itself and any director or officer of the registrant against any liability asserted against him or her in any such capacity, or arising out of such person's status as such, whether or not the registrant would have the power to indemnify him against such liabilities under the laws of Delaware.

   In addition to indemnification provided to the registrant's officers and directors in the Certificate of Incorporation and under the laws of Delaware, the registrant has entered into indemnification agreements with certain officers and directors to provide them with further assurances and protection from liability that they may incur in their respective positions and duties in connection with any public offering to any fiduciary obligation owed with respect to the registrant and its stockholders. The registrant has agreed to indemnify and hold harmless, to the extent permitted under Delaware law, each person and affiliated person (generally, any director, officer, employee, controlling person, agent, or fiduciary of the indemnified person), provided that the indemnified person was acting or serving at the registrant's request in his capacity as either an officer, director, employee, controlling person, fiduciary or other agent or affiliate of the registrant. Under the indemnification agreements, each person is indemnified against any and all liabilities (described below) that occur in connection with any threatened, pending or completed action, suit, proceeding, alternative dispute resolution mechanism or hearing, inquiry or investigation that such indemnitee in good faith believes may lead to the institution of any such action whether civil, criminal, administrative or other. As a condition to receiving indemnification, indemnities are required to give notice in writing to the registrant of any claim for which indemnification may be sought under such agreement.

   The agreement provides that an indemnitee may receive indemnification against any and all (1) expenses (including attorney's fees and other costs, expenses and obligations incurred), judgments, fines and penalties; (2) amounts paid in settlement (if such settlement is approved by the registrant); (3) any federal, state, local or foreign taxes imposed on an indemnitee as a result of the receipt of any payments under the indemnification agreement; and (4) all interest, assessments and other charges paid or payable in connection with such expenses. An indemnified person will be indemnified against expenses to the extent that he is successful on the merits or otherwise, including dismissal of an action without prejudice, in defense of any action, suit, proceeding, inquiry or investigation. Expenses that the indemnified person have or will incur in connection with a suit or other proceeding may be received in advance within 10 days of written demand to the registrant.

   Prior to receiving indemnification or being advanced expenses, a committee, consisting of either members of the board of directors or any person appointed by the board of directors, must not have determined the indemnified person would not be permitted to indemnification under Delaware law and, in the case of advanced expenses, that the registrant will be entitled to be reimbursed by the indemnitee. If there is a change in control (as defined in the indemnification agreement) that occurs without majority approval of the board of directors, then the committee will consist of independent legal counsel selected by the indemnified person and approved by the registrant to render a written opinion as to whether and to what extent the indemnitee would be permitted to indemnification under applicable law. Under the indemnification agreement, an indemnified person may appeal a determination by the committee's determination not to grant indemnification or advance expenses by commencing a legal proceeding. Failure of the committee to make an indemnification determination or the termination of any claim by judgment, order, settlement, plea of nolo contendere, or conviction does not create a presumption that either (1) the indemnified person did not meet a particular standard of conduct or belief or (2) that the court has determined that indemnification is not available.

   Under the indemnification agreement, an indemnitee is entitled to contribution from the registrant for losses, claims, damages, expenses or liabilities as well as other equitable considerations upon the determination of a court of competent jurisdiction that indemnification provided for under the agreement is not available. The amount contributed by the registrant will be in proportion, as appropriate, to reflect the relative benefits received by the registrant and the indemnitee or, if such contribution is not permitted under Delaware law, then the relative benefit will be considered with the relative fault of both parties in the action or inaction which resulted in such liability. In connection with the registration of the registrant's securities, the relative benefits received by the registrant and indemnified person will be deemed to be in the same respective proportions of the net proceeds from the offering (less expenses) received by the registrant and the indemnified person. The relative fault of the registrant and the indemnified person is determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the registrant or the indemnified person and their relative intent, knowledge, access to information and opportunity to correct such statement or omission.

   Contribution paid takes into account the equitable considerations, if any, instead of a pro rata or per capital allocation. In connection with the offering of the registrant securities, an indemnified person will not be required to contribute any amount in excess of (1) the proportion of the total of such losses, claims, damages, or liabilities indemnified against equal to the proportion of the total securities sold under the registration statement sold by the indemnified person or (2) the proceeds received by the indemnified person from the sale of securities under the registration statement. No person found guilty of fraudulent misrepresentation, as defined in the agreement, shall be entitled to contribution from any person who was not found guilty of such fraudulent representation.

   In the event that the registrant is obligated to pay the expenses of a claim and upon written notice to the indemnified person, the registrant is entitled to assume defense of the claim and select counsel which is approved by the indemnified person. Upon receipt of the indemnitee's approval, the registrant will directly incur the legal expenses and as a result will have the right to conduct the defense as it sees fit in its sole discretion, including the right to settle any claim against any indemnified party, without consent of the indemnified person.

Item 16. Exhibits.

Exhibit
Number  Description
------  -----------

 *1.1   Form of Underwriting Agreement (Debt Securities)

 *1.2   Form of Underwriting Agreement (Common Stock)

  3.1   Amended and Restated Certificate of Incorporation of AirGate PCS, Inc. (Incorporated by
        reference to Exhibit 3.1 to the quarterly report on Form 10-Q filed by the company with the
        Commission on August 14, 2000 for the quarter ended June 30, 2000 (SEC File No. 000-
        27455))

  3.2   Amended and Restated Bylaws of AirGate PCS, Inc. (Incorporated by reference to Exhibit
        3.2 to the Registration Statement on Form S-1/A filed by the company with the
        Commission on June 15, 1999 (SEC File Nos. 333-79189-02 and 333-79189-01))

 *3.3   Form of Certificate of Designations for issuance of Preferred Stock, $0.01 par value per share of AirGate PCS, Inc.

  4.1   Form of Senior Indenture

  4.2   Form of Subordinated Indenture

  4.3   Form of stock certificate representing shares of Common Stock, $0.01 par value per share of AirGate PCS, Inc. (incorporated by reference to Exhibit 4.1 to the Registration
        Statement on Form S-1/A filed by AirGate PCS, Inc. on June 15, 1999 (SEC File Nos. 333-
        79189-02 and 333-79189-01))

 *4.4   Form of stock certificate representing shares of Preferred Stock, $0.01 par value per share of AirGate PCS, Inc.

 *4.5   Form of Senior Debt Security

 *4.6   Form of Subordinated Debt Security

  5.1   Opinion of Winston & Strawn

 23.1   Consent of Winston & Strawn (included in Exhibit 5.1)

 23.2   Consent of KPMG LLP

 23.3   Consent of Deloitte & Touche LLP

 24.1   Powers of Attorney

  *25   Statement of Eligibility of Trustee on Form T-1

--------
  *To be filed by amendment or incorporated by reference in connection with the offering of offered securities, as appropriate.

Item 17. Undertakings

   The registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   provided, however, that clauses (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The undersigned registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   The registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of
Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

   The registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 13th day of November, 2001.

                                          AIRGATE PCS, INC.

                                                  /S/ BARBARA L. BLACKFORD
                                          By:__________________________________
                                                    Barbara L. Blackford
                                              Vice President, General Counsel
                                                  and Corporate Secretary

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                      Title                      Date
        ---------                      -----                      ----

             * President, Chief Executive Officer November 13, 2001 --------------------- and Director (Principal Executive
   Thomas M. Dougherty  Officer)

  /S/ ALAN B. CATHERALL Chief Financial Officer             November 13, 2001
  --------------------- (Principal Financial and Accounting
    Alan B. Catherall   Officer)

             *          Director                            November 13, 2001
  ---------------------
  Bernard A. Bianchino

             *          Director                            November 13, 2001
  ---------------------
     John R. Dillon

             *          Director                            November 13, 2001
  ---------------------
    Robert A. Ferchat

             *          Director                            November 13, 2001
  ---------------------
    Sidney E. Harris

             *          Director                            November 13, 2001
  ---------------------
   Barry J. Schiffman

                           */S/ BARBARA L. BLACKFORD
_______________________________________________________________________________
                            With Authority Pursuant
                            to a Power-of-Attorney

                                 EXHIBIT INDEX

   The following documents are filed herewith or incorporated herein by reference.

Exhibit
Number  Description
------  -----------

 *1.1   Form of Underwriting Agreement (Debt Securities)

 *1.2   Form of Underwriting Agreement (Common Stock)

  3.1   Amended and Restated Certificate of Incorporation of AirGate PCS, Inc. (Incorporated by reference to Exhibit 3.1 to the quarterly report on Form 10-Q filed by the company with the Commission on
        August 14, 2000 for the quarter ended June 30, 2000 (SEC File No. 000-27455))

  3.2   Amended and Restated Bylaws of AirGate PCS, Inc. (Incorporated by reference to Exhibit 3.2 to the
        Registration Statement on Form S-1/A filed by the company with the Commission on June 15, 1999
        (SEC File Nos. 333-79189-02 and 333-79189-01))

 *3.3   Form of Certificate of Designations for issuance of Preferred Stock, $0.01 par value per share of
        AirGate PCS, Inc.

  4.1   Form of Senior Indenture

  4.2   Form of Subordinated Indenture

  4.3   Form of stock certificate representing shares of Common Stock, $0.01 par value per share of AirGate
        PCS, Inc. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1/A filed by AirGate PCS, Inc. on June 15, 1999 (SEC File Nos. 333-79189-02 and 333-79189-01))

 *4.4   Form of stock certificate representing shares of Preferred Stock, $0.01 par value per share of AirGate
        PCS, Inc.

 *4.5   Form of Senior Debt Security

 *4.6   Form of Subordinated Debt Security

  5.1   Opinion of Winston & Strawn

 23.1   Consent of Winston & Strawn (included in Exhibit 5.1)

 23.2   Consent of KPMG LLP

 23.3   Consent of Deloitte & Touche LLP

 24.1   Powers of Attorney

  *25   Statement of Eligibility of Trustee on Form T-1

--------
  *To be filed by amendment or incorporated by reference in connection with the offering of offered securities, as appropriate.